Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Grocery Outlet Holding Corp. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2020.

H&F CORPORATE INVESTORS VII, LTD.
By:	/s/ Trevor Watt
Name:	Trevor Watt
Title:	Vice President
HELLMAN & FRIEDMAN INVESTORS VII, L.P.
By:	H&F Corporate Investors VII, Ltd., its general partner

By:	/s/ Trevor Watt
Name:	Trevor Watt
Title:	Vice President
HELLMAN & FRIEDMAN CAPITAL PARTNERS VII (PARALLEL), L.P.
By:	Hellman & Friedman Investors VII, L.P., its general partner

By:	H&F Corporate Investors VII, Ltd., its general partner

By:	/s/ Trevor Watt
Name:	Trevor Watt
Title:	Vice President

H&F GLOBE INVESTOR GP LLC
By:	Hellman & Friedman Capital Partners VII (Parallel), L.P., its managing member

By:	Hellman & Friedman Investors VII, L.P., its general partner

By:	H&F Corporate Investors VII, Ltd., its general partner

By:	/s/ Trevor Watt
Name:	Trevor Watt
Title:	Vice President
H&F GLOBE INVESTOR LP
By:	H&F Globe Investor GP LLC, its general partner

By:	Hellman & Friedman Capital Partners VII (Parallel), L.P., its managing member

By:	Hellman & Friedman Investors VII, L.P., its general partner

By:	H&F Corporate Investors VII, Ltd., its general partner

By:	/s/ Trevor Watt
Name:	Trevor Watt
Title:	Vice President